Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Access National Corporation
Reston, Virginia
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 22, 2006, relating to the consolidated financial statements of Access National Corporation as of and for the years ended December 31, 2005 and 2004, which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Richmond, Virginia

June 9, 2006